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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D.C. 20549

                                   Form 8-K



                                CURRENT REPORT



                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 13, 1995



                  COMMERCIAL NATIONAL FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   MICHIGAN
                (State or other jurisdiction of incorporation)




        0-17000                                           38-2799780
(Commission File Number)                       (IRS Employer Identification No.)




        101 N. Pine River Street,  Ithaca, Michigan           48847
        (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code: 517-875-4144
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        a. Effective December 13, 1995, Commercial National Financial Corporation aproved the dismissal of its certifying accountants, BDO Seidman, LLP, to be effective upon completion of audit services for the year ending, December 31, 1995, and retained as its new certifying accountants, Crowe, Chizek, and Co. LLP, for audit services beginning in 1996. BDO Seidman's report on Commercial National Financial Corporation's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by Commercial National Financial Corporation's Board of Directors.

        During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between Commercial National Financial Corporation and BDO Seidman, LLP, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

        None of the "reportable events" described in Item 304 (a) (i) (ii) occurred with respect to Commercial National Financial Corporation within the last two fiscal years and the subsequent interim periods to the date hereof.

        b. Effective December 13, 1995, Commercial National Financial Corporation engaged Crowe Chizek, as its principal accountants for audit services for the year ending December 31, 1996. During the last two fiscal years and the subsequent interim periods to the date hereof, Commercial National Financial Corporation did not consult Crowe Chizek, regarding any of the matters of events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Commercial National Financial Corporation

December 22, 1995                                  By:   Dean E. Milligan

                                                         Dean E. Milligan
                                                         President and CEO